                                                                    Exhibit 99.2

IRG

                                                                                                       PAGE

Independent Auditors' Report........................................................................    F-1

Balance Sheets as of December 31, 1998 and 1999 ....................................................    F-2

Statements of Operations for the years ended December 31, 1998 and 1999 ............................    F-3

Statements of Stockholders' Equity for the years ended December 31, 1998 and 1999 ..................    F-4

Statements of Cash Flows for the years ended December 31, 1998 and 1999 ............................    F-5

Notes to Financial Statements ......................................................................    F-6

                          INDEPENDENT AUDITORS' REPORT



The Board of Directors and Shareholders
Internet Research Group:


We have audited the accompanying balance sheets of Internet Research Group (the Company) as of December 31, 1998 and 1999, and the related statements of operations, shareholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Internet Research Group as of December 31, 1998 and 1999, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.



                                           /S/ KPMG LLP


San Francisco, California
March 16, 2000

                             INTERNET RESEARCH GROUP

                                 Balance Sheets

                           December 31, 1998 and 1999

               ASSETS                                    1998          1999
                                                       --------      ---------
Current assets:
  Cash and cash equivalents                            $ 46,116              -
  Trade accounts receivable, less
    allowance for doubtful accounts of
    $0 and $119,721 in 1998 and 1999,
    respectively                                        580,483      1,000,966
  Employee receivable                                     1,100          1,100
                                                       --------      ---------
        Total current assets                            627,699      1,002,066
Property and equipment, net                              29,268         85,700
Costs and estimated earnings in excess of
  billings on contracts in progress                      47,055              -
Security deposits                                        10,713         15,196
                                                       --------      ---------
        Total assets                                   $714,735      1,102,962
                                                       ========      =========

          LIABILITIES AND STOCKHOLDERS'S EQUITY

Current liabilities:
  Cash overdraft                                       $      -          8,253
  Trade accounts payable                                 72,215        257,340
  Accrued liabilities                                    76,012        317,274
  Deferred revenue                                      294,149        281,948
  Borrowings under line of credit                             -        100,000
  Loan payable to stockholders                          110,000              -
                                                       --------      ---------
        Total current liabilities                       552,376        964,815
                                                       --------      ---------

Commitments

Stockholders' equity:
  Common stock, no par value; 10,000,000 shares
    authorized; 5,000,000 and 6,250,000 shares
    issued and outstanding in 1998 and 1999,
    respectively                                          1,000      2,459,990
  Deferred compensation expense                               -     (1,494,672)
  Retained earnings (accumulated deficit)               161,359       (827,171)
                                                       --------      ---------
        Total stockholders' equity                      162,359        138,147
                                                       --------      ---------
        Total liabilities and stockholders' equity     $714,735      1,102,962
                                                       ========      =========


See accompanying notes to financial statements.

                             INTERNET RESEARCH GROUP

                            Statements of Operations

                     Years ended December 31, 1998 and 1999


                                                                    1998                1999
                                                                 -----------         ----------
Revenue:
  Consulting and other services revenue                          $2,271,460          3,791,660
  Other income                                                       81,179             35,438
                                                                 ----------          ---------
     Total revenue                                                2,352,639          3,827,098

Expenses:
  Selling, general, and administrative (excluding stock
    compensation expense of $0 and $963,068 in 1998
    and 1999, respectively)                                       2,346,941          3,850,175
  Stock compensation expense                                             --            963,068
                                                                 ----------          ---------
     Operating income (loss)                                          5,698           (986,145)

Interest income                                                       3,652              2,925
Interest expense                                                     (2,666)            (4,510)
                                                                 ----------          ---------
     Income (loss) before income taxes                                6,684           (987,730)

Income tax expense                                                      800                800
                                                                 ----------          ---------
     Net income (loss)                                           $    5,884           (988,530)
                                                                 ==========          =========


See accompanying notes to financial statements.

                             INTERNET RESEARCH GROUP

                       Statements of Stockholders' Equity

                           December 31, 1999 and 1998



                                                                                              Retained
                                                       Common stock            Deferred       earnings         Total
                                                  ------------------------   compensation   (accumulated   stockholders'
                                                     Shares       Amount       expense        (deficit)       equity
                                                  -----------   ----------   ------------   ------------   -------------
Balances as of December 31, 1997                    5,000,000   $    1,000             --        303,475         304,475
Distributions to stockholders                              --           --             --       (148,000)       (148,000)
Net income                                                 --           --             --          5,884           5,884
                                                  -----------   ----------   ------------   ------------   -------------
Balances as of December 31, 1998                    5,000,000        1,000             --        161,359         162,359
Purchase of common stock by stockholders            1,250,000       32,500             --             --          32,500
Contribution by stockholders                               --      825,000             --             --         825,000
Compensation expense for options                           --    1,601,490     (1,601,490)            --              --
Amortization of deferred compensation expense              --           --        106,818             --         106,818
Net loss                                                   --           --             --       (988,530)       (988,530)
                                                  -----------   ----------   ------------   ------------   -------------
Balances as of December 31, 1999                    6,250,000   $2,459,990     (1,494,672)      (827,171)        138,147
                                                  ===========   ==========   ============   ============   =============



                    See accompanying notes to financial statements.

                             INTERNET RESEARCH GROUP

                            Statements of Cash Flows

                     Years ended December 31, 1998 and 1999



                                                              1998           1999
                                                            --------       --------
Cash flows from operating activities:
  Net income (loss)                                          $  5,884       (988,530)
  Adjustments to reconcile net income (loss) to net cash
    provided by operating activities:
      Depreciation                                             17,370         17,956
      Amortization of deferred compensation expense                 -        106,818
      Issuance of common stock for services                         -        856,250
      Changes in operating assets and liabilities:
          Accounts receivable, net                           (235,325)      (420,483)
          Costs and estimated earnings in excess of
            billings on contracts in progress                 (47,055)        47,055
          Other assets                                         14,263         (4,483)
          Trade accounts payable                               53,123        185,125
          Accrued liabilities                                  11,930        241,262
          Deferred revenue                                    294,149        (12,201)
                                                           ----------      ---------
               Net cash provided by operating activities      114,339         28,769
                                                           ----------      ---------
Cash flows used in investing activities - purchase of
  property and equipment                                      (39,211)       (74,388)
                                                           ----------      ---------
Cash flows from financing activities:
  Distributions to shareholders                              (148,000)             -
  Purchase of common stock by new shareholders                      -          1,250
  Proceeds from line of credit                                      -        100,000
  Proceeds from loans from shareholders                       110,000              -
  Repayment of loans from shareholders                              -       (110,000)
                                                           ----------      ---------
               Net cash used in financing activities          (38,000)        (8,750)
                                                           ----------      ---------
Net increase (decrease) in cash and cash equivalents           37,128        (54,369)
Cash and cash equivalents at beginning of year                 (8,253)        46,116
                                                           ----------      ---------
Cash and cash equivalents at end of year                   $   28,875         (8,253)
                                                           ==========      =========
Supplemental disclosures of cash flow information:
  Cash paid during the year:
     Interest                                              $    2,666          4,510
                                                           ==========      =========
     Income taxes                                          $      800            800
                                                           ==========      =========

See accompanying notes to financial statements.

                             INTERNET RESEARCH GROUP

                          Notes to Financial Statements

                           December 31, 1998 and 1999


(1)    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND PRACTICES

       (a)    DESCRIPTION OF BUSINESS

              Internet Research Group (the Company) is a research and consulting firm that specializes in developing business, sales, and market development strategies for Internet-related companies. The Company helps high technology companies through a combination of extensive interviews, market segmentation, and modeling. The research and publishing division, founded in 1997, produces in-depth technology and market analysis services and other information, communication, and consulting services that define and characterize Internet markets.

       (b)    CONSULTING AND OTHER SERVICES REVENUE

              Consulting and other services revenue consists of consulting services, reports, and Website sponsorship revenues, as well as reimbursement of certain expenses by customers.

              Revenue for consulting services performed is recognized using the percentage-of-completion method as the costs of performing the work are incurred. Periodic reviews are made as work progresses and a provision is made for any estimated unrecoverable amounts. Anticipated losses on contracts in progress are provided in full when known.

              Report revenue is recognized upon shipment of final report to customer. Website sponsorship revenue is recognized over the term of the contract.

              The asset "costs and estimated earnings in excess of billings on contracts in progress" represents revenue recognized in advance of billings. The liability "deferred revenue" represents billings in excess of revenue recognized.

       (c)    CASH AND CASH EQUIVALENTS

              Cash and cash equivalents of $46,116 as of December 31, 1998 consist of checking and money market accounts with a bank. The Company considers all highly liquid debt instruments with remaining maturities of three months or less when acquired to be cash equivalents.

       (d)    PROPERTY AND EQUIPMENT

              Property and equipment are stated at cost and are depreciated using the straight-line method over the estimated useful lives of the assets of three to five years.

       (e)    INCOME TAXES

              The Company has received S corporation status from the Internal Revenue Service. Under the applicable statutory rules for Federal tax purposes, income and loss of an S corporation flow through to the shareholder of the corporation and are not taxed at the corporate level. The state of California, however, assesses a franchise tax equal to the greater of $800 or 1-1/2% of taxable income for corporations electing S corporation status.

                                      F-6                            (Continued)

                             INTERNET RESEARCH GROUP

                          Notes to Financial Statements

                           December 31, 1998 and 1999


       (f)    USE OF ESTIMATES

              The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

       (g)    COMPREHENSIVE INCOME

              Effective January 1, 1998, the Company adopted the provisions of the Financial Accounting Standards Board's (FASB) Statement of Financial Accounting Standards (SFAS) No. 130, Reporting Comprehensive Income. SFAS No. 130 established standards for the display of comprehensive income and its components in a full set of financial statements. Comprehensive income includes all changes in equity during a period except those resulting from the issuance of shares of stock and distributions to shareholders. There were no differences between net income and comprehensive income during the years ended December 31, 1998 and 1999.

       (h)    STOCK-BASED COMPENSATION

              SFAS No. 123, Accounting for Stock-Based Compensation, sets forth accounting and reporting standards for stock-based employee compensation. As permitted by SFAS No. 123, the Company accounts for stock option grants using the intrinsic-value method in accordance with Accounting Principles Board (APB) Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations. Deferred compensation expense associated with stock-based compensation is being amortized on a straight-line basis over the vesting period of the individual award.

       (i)    IMPAIRMENT OF LONG-LIVED ASSETS AND LONG-LIVED ASSETS TO BE
              DISPOSED OF

              The Company accounts for long-lived assets in accordance with the provisions of SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of. This statement requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

(2)    RELATED PARTY TRANSACTIONS

       LOANS PAYABLE TO SHAREHOLDERS

       The Company had loans payable to shareholders totaling $110,000 as of December 31, 1998. The loans were repaid in full on January 29, 1999. There were no loans outstanding as of December 31, 1999. Interest expense incurred on the loans was approximately $0 and $1,100 in 1998 and 1999, respectively.

                                      F-7                            (Continued)

                             INTERNET RESEARCH GROUP

                          Notes to Financial Statements

                           December 31, 1998 and 1999


(3)    CONTRACTS IN PROGRESS

       Information with respect to the billing status of consulting contracts in progress as of December 31, 1998 and 1999, is as follows:

                                               1998            1999
                                             ---------       ---------
Costs incurred on contracts in progress      $  47,055         271,034
Estimated earnings                                  --         180,690
                                             ---------       ---------

                                                47,055         451,724
Less billings to date                          294,149         733,672
                                             ---------       ---------

                                             $(247,094)       (281,948)
                                             =========       =========
Included in the accompanying balance
   sheets under the following captions:

Costs and estimated earnings in excess of
   billings on contracts in progress         $  47,055              --
Deferred revenue                              (294,149)       (281,948)
                                             ---------       ---------

                                             $(247,094)       (281,948)
                                             =========       =========


(4)    PROPERTY AND EQUIPMENT

       Property and equipment as of December 31, 1998 and 1999, consisted of the following:

                                             1998          1999
                                           --------      --------
Office equipment                           $ 28,079        95,248
Furniture and fixtures                       10,932        17,947
                                           --------      --------

                                             39,011       113,195
Less accumulated depreciation                 9,743        27,495
                                           --------      --------

           Net property and equipment      $ 29,268        85,700
                                           ========      ========

(5)    CREDIT FACILITIES

       In 1999, the Company secured a line of credit in the amount of $250,000 bearing interest at prime plus 1.5% (10.0% as of December 31, 1999). As of December 31, 1999, $100,000 was outstanding under the line of credit. The line of credit is secured by assets of the Company. All amounts outstanding under the line of credit are fully payable upon demand by lender.

                                      F-8                            (Continued)

                             INTERNET RESEARCH GROUP

                          Notes to Financial Statements

                           December 31, 1998 and 1999


(6)    LEASE COMMITMENTS

       The Company is obligated under noncancelable operating leases for office space, that expire through 2001. Future minimum lease payments under noncancelable operating leases as of December 31, 1999, are as follows:



    YEAR ENDING
   DECEMBER 31,
--------------------
        2000               $  141,000
        2001                  139,000
                            ----------
                           $  280,000
                            ==========

       Rental expense for the operating leases was $ 123,000 and $125,000 for 1998 and 1999, respectively.

(7)    401(k) PLAN AND PROFIT SHARING PLAN

       All eligible employees are covered by a defined contribution plan pursuant to Section 401(k) of the Internal Revenue Code. The Company contributes a matching contribution of 25% of the first 5% of employee contributions. Matching contributions totaled $6,414 and $18,666 in 1998 and 1999, respectively.

       The Company has a profit sharing plan covering all eligible employees. Company contributions are made at the discretion of the Company. The Company contributed $53,383 and $45,334 to the plan during the years ended December 31, 1998 and 1999, respectively.

(8)    COMMON STOCK AND STOCK OPTION PLAN

       (a)    STOCK OPTION PLAN

              In 1999, the Company adopted a stock plan (the Plan) pursuant to which the Company's Board of Directors may grant stock options and stock purchase rights to officers and employees. The 1999 Plan authorizes grants of options and rights to purchase up to 1,850,000 shares of authorized but unissued common stock.

              All options vest ratably and become fully exercisable after four years from the date of grant and expire after ten years.

              As of December 31, 1999, options for 633,000 shares had been granted under the Plan with an exercise price of $0.001. No options have been exercised or forfeited.

              As of December 31, 1999, there were 1,217,000 shares available for grant under the Plan.

       (b)    STOCK GRANTS AND PURCHASES

              In January 1999, 1,250,000 shares of common stock were purchased by new shareholders for a total consideration of $1,250. The fair value of these shares totaled $32,500. The difference between the fair value and the consideration received was recorded as compensation expense in 1999.

                                        F-9                          (Continued)

                             INTERNET RESEARCH GROUP

                          Notes to Financial Statements

                           December 31, 1998 and 1999


              In June 1999, 750,000 shares of common stock, valued at $825,000, were given up by certain founding shareholders and reallocated to certain newer shareholders. This reallocation was accounted for as a contribution to capital by the founding shareholders and compensation expense to the receiving shareholders.

       (c)    STOCK COMPENSATION

              The Company uses the intrinsic-value method prescribed by APB Opinion No. 25 in accounting for its stock-based compensation arrangements for employees. Compensation cost has been recognized for certain fixed stock options issuances and stock grants in 1999 in the accompanying financial statements because the fair value of the underlying common stock equals or exceeds the exercise price of the stock options or the amount paid for the stock at the date of grant. No compensation cost has been recognized for stock options granted at an exercise price equal to the fair market value of the stock on the date of grant.

              The Company has recorded deferred stock compensation expense of $1,601,490 for the difference at the grant date between the exercise price and the fair value of the common stock underlying the stock options granted for the year ended December 31, 1999. This deferred compensation expense is being amortized on a straight-line basis over the vesting period of four years. Amortization of deferred compensation of $106,818 was recognized for the year ended December 31, 1999.

              The per share fair value of stock options granted during 1999 was $2.53, on the date of grant using the Black-Scholes option-pricing model (excluding a volatility assumption) with the following weighted-average assumptions: expected dividend yield of 0%, risk-free interest rate of 6.33%, and an expected life of four years.

              Compensation expense associated with unrestricted stock grants of $857,500 was expensed at the time the stock was granted. The per share value of the stock granted during 1999 ranged from $0.03 to $1.10.

              Had compensation cost for the Company's stock-based compensation plan been determined consistent with the fair value approach set forth in SFAS No. 123, the compensation cost would be substantially the same as the compensation cost determined under the intrinsic-value method.

       (d)    STOCK SPLITS

              Share information for all periods have been retroactively adjusted to reflect a 10-for-1 split of common stock effective in November 1999.

                                       F-10                          (Continued)

                             INTERNET RESEARCH GROUP

                          Notes to Financial Statements

                           December 31, 1998 and 1999


(9)    BUSINESS AND CREDIT CONCENTRATION

       Financial instruments, which potentially subject the Company to concentrations of credit risk, consist primarily of trade accounts receivable. The Company has not experienced significant credit losses in the past.

       No individual customer accounted for more than 10% in 1998 or 1999 of the Company's total revenues. Three and two customers comprised 35% and 32% of accounts receivable as of December 31, 1998 and 1999, respectively.

(10)   SUBSEQUENT EVENT

       On March 16, 2000, the Company was acquired by Jupiter Communications (Jupiter). The shareholders in the Company received 581,044 shares of Jupiter common stock and options to purchase 61,456 shares of Jupiter common stock, in exchange for all common stock and stock options outstanding. All options issued by the Company were fully vested upon the acquisition.

                                       F-11                         (Continued)